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                                                                   Exhibit 10.15
                                                                   -------------



Ceridian Employer Services
5301 Maryland Way, Suite 301
615/376-6905
Fax:  615/376-6940
tony.holcombe@ceridian.com

Tony G. Holcombe
President

February 5, 2002

Mr. Scott Scherr
Chairman and Chief Executive Officer
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, Florida 33326

Re: Letter Amendment Number Two to License Agreement

Dear Scott,

Reference is hereby made to that certain license agreement (the "License Agreement") between The Ultimate Software Group, Inc. ("Ultimate") and Ceridian Corporation ("Ceridian") dated as of March 9, 2001, as amended by the Letter Amendment between our companies dated August 9, 2001. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the License Agreement.

When signed by you, this letter shall constitute:

     . Ceridian's agreement, pursuant to Section 4.4 of the License Agreement, that Technical Transfer has occurred as of today's date;

     . Ceridian's agreement to pre-pay, within seven days of today's date, the Six Million Dollars ($6,000,000) in minimum royalties chargeable to Ceridian in 2003 pursuant to Section 5.1(b) of the License Agreement;

     . Ultimate's agreement to eliminate any minimum royalty otherwise chargeable to Ceridian in 2002 pursuant to Section 5.1(b) of the License Agreement.

To effect the foregoing, the following sections of the License Agreement are hereby amended:

     The ninth sentence of Section 4.4 is hereby deleted and replaced with the following:

  Mr. Scott Scherr
  February 5, 2002
  Page 2

  "Technical Transfer shall be deemed to have occurred as of February 5, 2002."

  The fourth sentence of Section 5.1(b) of the License Agreement is hereby deleted and replaced with the following:

  "Notwithstanding the foregoing, the minimum monthly license payment ("Minimum Payment") pursuant to this Section 5.1(b) by Ceridian to Ultimate shall be Five Hundred Thousand Dollars ($500,000.00) per month from January, 2003, through December, 2005, and all payments payable by Ceridian pursuant to this
  Section 5.1(b) shall first be charged against the Six Million Dollar ($6,000,000) pre-payment to be made by Ceridian pursuant to Letter Amendment Number Two to this Agreement."

  The last sentence of Section 5.1(b), together with Exhibit A, added pursuant to the Letter Amendment dated August 9, 2001, is deleted.

Except as stated above, all of the terms and provisions of the License Agreement, as amended, shall remain in full force and effect.

If the foregoing represents our agreement and is otherwise acceptable to you, please execute a copy of this letter and return it to me as soon as possible.

                                   Sincerely,

                                   CERIDIAN CORPORATION



                                   By: /s/ Tony Holcombe
                                      ---------------------------

Acknowledged and Agreed:

THE ULTIMATE SOFTWARE GROUP, INC.


By: /s/ Scott Scherr
  ---------------------------------
  Scott Scherr
  Chairman and Chief Executive Officer
  The Ultimate Software Group, Inc.